Exhibit 23.1b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42233) of Frequency Electronics, Inc. of our report dated July 28, 2009 relating to the consolidated financial statements for the year ended April 30, 2009, which appears in this Form 10-K.

/s/ Eisner LLP
Eisner LLP
New York, New York
July 29, 2009